EXHIBIT 99.7

JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and any subsequent amendments thereto, and have duly executed this joint filing agreement as of the date set forth below.

Dated as of May 9, 2024

OCM GROWTH HOLDINGS, LLC

By:	Oaktree Fund GP, LLC
Its:	Manager

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

BROOKFIELD OAKTREE HOLDINGS, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

BROOKFIELD CORPORATION

By:	/s/ Swati Mandava
Name:	Swati Mandava
Title:	Managing Director, Legal & Regulatory

BAM PARTNERS TRUST

By:	/s/ Kathy Sarpash
Name:	Kathy Sarpash
Title:	Secretary